                                                                    EXHIBIT 3(b)


                                     BYLAWS

                                       OF

                             RIVIERA TOOL COMPANY




                                   ARTICLE I
                                    OFFICES

     SECTION 1. BUSINESS OFFICES. The principal office of the corporation in the State of Michigan shall be located at 5460 Executive Parkway S.E., in the City of Grand Rapids, County of Kent. The corporation may have such other offices, either within or without the State of Michigan as the Board of Directors may designate or as the business of the corporation may require from time to time.

     SECTION 2. REGISTERED OFFICE. The registered office of the corporation (required by the Michigan Business Corporation Act to be maintained in the State of Michigan) may be, but need not be, identical with the principal office in the State of Michigan, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

     SECTION 1. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held on such day in such month and at such place as the directors shall determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held at the time designated for the annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors, and shall be called by the President at the request of the holders of not less than 10% of all the outstanding shares of the corporation entitled to vote at the meeting.

     SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Michigan, as the place of meeting for any annual meeting, or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Michigan, as the place of the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal
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office of the corporation in the State of Michigan, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

     SECTION 4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days, unless a longer minimum notice period is required by law, nor more than sixty days before the date of the meeting either personally or by mail to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in a post office or official depository under the exclusive care and custody of the United States Postal Service, addressed to the shareholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.

     SECTION 5. WAIVER OF NOTICE BY SHAREHOLDERS. Whenever any notice whatever is required to be given to any shareholder of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting of shareholders, in person or by proxy constitutes a waiver of notice of the meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 6. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

     SECTION 7.  FIXING OF RECORD DATE.

     (a) For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board. The date shall not be more than 60 nor less than 10 days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the board fixes a new record date under this section for the adjourned meeting.





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     (b)  For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the bylaws may provide for fixing a record date, which shall not be more than 60 days before effectuation of the action proposed to be taken. In the absence of a provision, the board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board and shall not be more than 10 days after the board resolution. If a record date is not fixed and prior action by the board is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the board is adopted. If a record date is not fixed and prior action by the board is not required, the record date shall be the first date on which a signed written consent is delivered to the corporation as provided in section 407.

     (c) For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the bylaws may provide for fixing, or in the absence of a provision the board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board. The date shall not be more than 60 days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the board relating to the corporate action is adopted.

     SECTION 8. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by the shareholder or by his authorized agent or representative. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

     SECTION 10. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     SECTION 11. LIST OF SHAREHOLDERS. A complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder shall be prepared by the officer or agent of the corporation





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having charge of the stock transfer books.  Such list shall be produced at the time and place of the meeting during the whole time thereof, and be subject to the inspection of any shareholder. Such list shall be prima facie evidence as to who are the shareholders entitled to examine the list and to vote at the meeting.

                                  ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be six, or such other number as may be fixed from time to time by action of the shareholders or by resolution of the Board of Directors. The members of the Board of Directors shall be divided into three classes in respect of term of office, each class to contain as near as may be one-third of the whole number of directors. Of the first classified Board of Directors, the members of one designated class shall serve until the annual meeting of shareholders next following their elections, the members of a second designated class shall serve until the annual meeting of shareholders in the second year following their election, and the members of the third designated class shall serve until the annual meeting of shareholders in the third year following their election; thereafter, each class of directors shall be elected to serve until the annual meeting of shareholders held three years next following their election. In all instances, a director shall continue to serve until his or her successor is elected and qualified, or until his or her death, resignation or removal.

     SECTION 3. INDEPENDENT DIRECTORS. The shareholders or board may designate 1 or more directors as an independent director. Any director so designated shall be entitled to reasonable compensation in addition to compensation paid to directors generally, as determined by the board or shareholders, and reimbursement for expenses reasonably related to performance of duties as an independent director. An independent director may communicate with shareholders at the corporation's expense, as part of a communication or report sent by the corporation to shareholders.

     SECTION 4. REGULAR MEETINGS. The Board of Directors may from time to time provide by resolution the time and place, either within or without the State of Michigan, for the holding of regular meetings of the Board of Directors. Such regular meetings may be held without other notice than such resolution.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or of the Secretary or any one of the directors. The person or persons calling such meeting may fix any time or place for holding any special meeting of the Board of Directors called by them.





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     SECTION 6.  NOTICE OF MEETING.   Notice of any special meeting shall be
given at least forty-eight (48) hours prior thereto by written notice delivered personally or mailed to each director at the address designated by him for that purpose or, if none is designated, at his last known address or by telegram. If mailed, such notice shall be deemed to be delivered when deposited so addressed in a post office or official depository under the exclusive care and custody of the United States Postal Service, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when given to the telegraph company.

     SECTION 7. WAIVER OF NOTICE BY DIRECTORS. Whenever any notice whatever is required to be given to any director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 8. QUORUM. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 9. PRESENCE BY MEANS OF TELEPHONE. A director shall be deemed to be present in person at a meeting of the directors if he participates in the meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants.

     SECTION 10. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute.

     SECTION 11. ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all members of the Board or of the committee, as the case may be, shall have signed a written consent. Any such written consents shall be filed with the minutes of the proceedings of the Board or the committee.

     SECTION 12. REMOVAL. A director or the entire Board may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.





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     SECTION 13.  VACANCIES.    (1)  Unless otherwise limited by the articles of
incorporation, if a vacancy, including a vacancy resulting from an increase in the number of directors, occurs in a board, the vacancy may be filled as follows:

          (a)   The shareholders may fill the vacancy.

          (b)   The board may fill the vacancy.

          (c) If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

     (2) A vacancy that will occur at a specific date, by reason of a resignation effective at a later date as provided by statute or otherwise, may be filled before the vacancy occurs but the newly elected or appointed director may not take office until the vacancy occurs.

     SECTION 14. COMPENSATION. The Board of Directors by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

     SECTION 15. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 16. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee, or to designate additional committees. The Board of Directors shall have the power to appoint employees of the corporation who are not members of the Board of Directors to serve as advisory, non-voting consultants to any such committees. Any committee, to the extent provided in the resolutions of the Board creating such committee and subject to the limitations provided by statute, shall have and may exercise the powers of the whole Board of Directors in the management of the business and affairs of the corporation.





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     SECTION 17.  DIVIDENDS.  Subject always to the provisions of law and the articles of incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to shareholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds along or to the shareholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish and vary the same in its absolute judgment and discretion.

                                   ARTICLE IV
                                    OFFICERS

     SECTION 1. NUMBER. The Board of Directors, as soon as practicable after the election thereof held in each year, shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer, and from time to time may elect such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any two offices other than the offices of President and Secretary may be held by the same person. Prior to the election or appointment of the first Board of Directors, the incorporator(s) of the corporation may appoint such officers as he deems necessary or appropriate to conduct the affairs of the corporation.

     SECTION 2. ELECTION AND TERM OF OFFICE. Each officer shall hold office for the term for which he was elected and until his successor shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     SECTION 4. VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. PRESIDENT. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and Board of Directors. He may sign certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by





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these bylaws or some other law to be otherwise signed or executed, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6. VICE PRESIDENT. In the absence of the President, or in the event of his death or inability to act, the Vice President, if any, or if more than one, then in the order designated by the Board of Directors, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     SECTION 7. SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 8. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 9. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

     SECTION 10. OFFICER REIMBURSEMENT. Each officer by accepting his office agrees that any payments made to him by the corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.





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                                   ARTICLE V
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Subject to the requirements of law, certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President or by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 2. FACSIMILE SIGNATURES. If a transfer agent or registrar is appointed and countersigns certificates representing shares of the corporation, the signatures of the officers of the corporation on such certificates may be facsimiles.

     SECTION 3. NO PREEMPTIVE RIGHTS. No holders of shares of the capital stock of any class of the corporation shall have any preemptive right of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized.

                                   ARTICLE VI
                                INDEMNIFICATION

     SECTION 1. ACTIONS AGAINST DIRECTORS AND OFFICERS. Subject to the other provisions of these bylaws, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.





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     SECTION 2.  ACTIONS BY CORPORATIONS.  Subject to the other provisions of these bylaws, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or its shareholders, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     SECTION 3. EXPENSES. To the extent that a person who is a director or officer of the corporation or who is a director or officer of another corporation, partnership, joint venture, trust or other enterprise in which he is serving at the request of the corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4.  GOOD FAITH.  Any indemnification under Sections 1 and 2 of this
Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made in any of the following ways: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

     SECTION 5. PREPAYMENT. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections l and 2 of this Article VI may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 4 of this
Article VI upon receipt of an undertaking by or on behalf of the person for whom such expenses are being paid to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.





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     SECTION 6.  PERSONS NOT DIRECTORS OR OFFICERS.  Persons for whom indemnification is not provided in Sections 1 and 2 of this Article VI but who are employees or agents of the corporation or are serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or enterprise may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the corporation subject, however, to the limitations set forth in this Article VI.

     SECTION 7. PERSONS WHO HAVE CEASED TO HOLD OFFICE. The indemnification provided in this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 8. IMPLIED CONTRACT. The assumption by a person of a term of office as a director or officer of the corporation or, at the request of the corporation, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall constitute a contract, entitling such person, during such term of office, to all of the rights and privileges of indemnification afforded by this Article VI as in effect as of the date of his assumption of such term of office, but such contract shall not prevent the amendment of this Article VI in respect of any future term of office of such persons or in respect of any other person.

     SECTION 9. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI or of the Michigan Business Corporation Act.

     SECTION 10. INVALIDITY OF PART. The invalidity or enforceability of any provision of this Article VI shall not affect the validity or enforceability of any other provision hereof.

                                  ARTICLE VII
                                   AMENDMENTS

     The shareholders or Board of Directors may amend, alter or repeal any of these bylaws except to the extent that any such bylaw has hereinafter been enacted by the shareholders of the corporation with specific limitations upon the power of the Board of Directors to amend, alter or repeal such bylaw.





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